EXHIBIT 1

SALES AGENT AGREEMENT

___________, 2004

Centennial Securities Company, Inc.
3075 Charlevoix Drive S.E.
P. O. Box 6217
Grand Rapids, Michigan 49516-6217

Re:	Fremont Michigan InsuraCorp, Inc.

Ladies and Gentlemen:

                    Fremont Michigan InsuraCorp, Inc. ("Holding Company") and Fremont Mutual Insurance Company ("Insurance Company"), hereby confirm their agreement with you (the "Sales Agent" or "you") as follows:

          1.          The Offering.

                    This Agreement sets forth the understanding, representations, and agreements whereby you will assist in the offer and sale, on an exclusive best efforts basis, to persons in Michigan, of a minimum of 637,500 shares ("Minimum Offering") and a maximum of 862,500 shares ("Maximum Offering") of Holding Company common stock (the "Stock" or "Shares"), at a price of $10.00 per share (the "Offering").

                    The Offering includes three components: First, a "Surplus Note Exchange Offering" to the holders of the Insurance Company's surplus notes due September 30, 2007, of up to 343,125 Shares; second, a "Subscription Offering" to eligible policy holders and officers and directors of the Insurance Company for any and all Shares not exchanged for surplus notes; and third, a "Community Offering" to the general public for any and all shares not exchanged or subscribed for in the Surplus Note Exchange Offering and the Subscription Offering. In the Community Offering priority will accorded in the following order: policyholders of the Insurance Company whose policies were issued after August 25, 2003; agents of the Insurance Company and their principals; Michigan foundations; and all other Michigan residents.

                    The Offering will occur immediately after completion of the conversion of the Insurance Company from a mutual insurance company to a stock company owned by the Holding Company.

                    In connection with the Offering, the Holding Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission ("Commission") on _____________, 2004 (Commission File No. 333-_____________) (the "Initial Registration Statement") covering the Shares in the Offering. The Initial Registration Statement and all amendments and supplements thereto and all financial statements, schedules, exhibits and all other documents incorporated by reference therein or filed as a part thereof are hereinafter collectively referred to as the "Registration Statement"). The term "preliminary prospectus" means any preliminary prospectus included at any time as part of the Registration Statement. The final prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or otherwise filed with the Commission or used as the final Prospectus is herein referred to as the "Prospectus." Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to include any document attached as an exhibit or supplement thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be.

                    The Insurance Company has also filed a plan of conversion, as it may have been amended (the "Plan of Conversion") with the Michigan Office of Financial and Insurance Services ("OFIS").

          2.          Representations and Warranties.

                    The Holding Company and the Insurance Company, jointly and severally, represent and warrant to, and agree with you, in addition to the representations, warranties, and agreements contained elsewhere in this Agreement, that:

          (a)          Registration Statement Form. The Holding Company is eligible to use a registration statement on Form S-1 for the Offering under the Securities Act of 1933, as amended (the "Act"). The Holding Company will deliver to you any amendment(s) to the Initial Registration Statement filed with the Commission.

          (b)          Registration Statement Contents. At the time of filing thereof and on the date the Registration Statement becomes effective ("Effective Date"), the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Registration Statement and Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Regulations and will contain all contracts and other documents required to be filed as exhibits; at the time of filing thereof and on the Effective Date and Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not and will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement hereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Holding Company makes no representations or warranties as to the information contained in the Registration Statement or the Prospectus (or any supplement thereto) relating to the Sales Agent in reliance upon and in conformity with information furnished in writing to the Holding Company by or on behalf of the Sales Agent specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c)          Stop Orders. None of the Commission, the OFIS, or the "blue sky" or securities authority of any jurisdiction have issued or will have issued on or before the Closing Date an order ("Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, or the Registration Statement, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Stock, nor has any of such authority instituted or threatened to institute any proceedings with respect to a Stop Order.

          (d)          Plan of Conversion. At the time of filing thereof and on the Closing Date, the Plan of Conversion did and will comply in all material respects with the applicable requirements of Chapter 59 of the Michigan Insurance Code, as amended (the "Insurance Code"), and contained all documents required to be filed with the Plan of Conversion. The Plan of Conversion did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (e)          Corporate Power. The Holding Company and the Insurance Company have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease, and operate their properties and to conduct their business as described in the Prospectus. None of the Holding Company, the Insurance Company, or any Subsidiary is required to be qualified as a foreign corporation to transact business in any jurisdiction.

          (f)          Financial Statements. The historical financial statements of the Insurance Company and any related notes thereto, included in the Prospectus, present fairly the financial positions of the Insurance Company as of the dates of such financial statements and for the periods covered thereby and comply as to form with the requirements of applicable state and federal securities laws. Such statements and any related notes have been prepared in accordance with generally accepted accounting principals applied on a consistent basis. All adjustments necessary for a fair presentation of the results for such periods have been made.

          (g)          Litigation. There is no litigation or governmental proceeding pending or, to the best knowledge of the Insurance Company, threatened against, or involving the properties or business of the Holding Company, the Insurance Company, or any Subsidiary or their officers, directors, agents, or employees which might materially and adversely affect any of them or their prospects or the Offering.

          (h)          Capital Structure. The Holding Company has authorized capital stock as set forth in the Prospectus. On the date of this Agreement ten (10) Shares of common stock of the Holding Company are issued or outstanding. During the term of the Offering, no additional Shares of capital stock of the Holding Company will be issued and outstanding, except pursuant to the Offering. The Shares offered have been duly authorized for issuance and, when issued and delivered by the Holding Company against payment of the consideration described in the Prospectus or an executed order form as described in the Prospectus, will be validly issued, fully paid, and nonassessable. The Shares to be issued will conform to the description thereof contained in the Prospectus. The Holding Company has not granted any subscriptions, warrants, options, or other rights to acquire shares of, or any securities exchangeable for or convertible into shares of, any capital stock of the Holding Company except as described in the Prospectus. All of the capital stock to be issued by the Insurance Company upon its conversion shall be owned by the Holding Company, free and clear of all liens, encumbrances and security interests.

          (i)          Binding Agreement. This Agreement has been duly authorized, executed, and delivered by the Holding Company and Insurance Company, and this Agreement is the valid and legally binding obligation of the Holding Company and Insurance Company enforceable in accordance with its terms (except as the enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally). The execution and delivery of this Agreement, and the performance of the transactions described in this Agreement or the Prospectus, will not result in the breach, or be in violation, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Holding Company or the Insurance Company is a party or by which they are bound, except for such breaches and violations that, alone or in the aggregate, are not material to the business or prospects of the Holding Company or the Insurance Company.

          (j)          Additional Information. Any additional written or oral information provided to prospective investors by the Holding Company or Insurance Company will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Copies of all such written information will be promptly given to you.

          (k)          Consent, Approval, Etc. No consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or described in the Prospectus, except the approvals of the OFIS and the National Association of Securities Dealers, Inc. ("NASD").

          (l)          Conflicts with Certificate, Law, Etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement or described in the Prospectus, do not and will not conflict with or constitute a breach or violation of (i) the articles of incorporation or bylaws of the Holding Company or the Insurance Company; or (ii) any law, regulation, or administrative or court decree.

          (m)          Labor. No labor dispute with the employees of the Holding Company or the Insurance Company exists or, to their knowledge, is imminent, except where such dispute would not have a material adverse effect on the business or prospects of the Holding Company or the Insurance Company.

          (n)          Taxes. The Holding Company and the Insurance Company have properly filed all necessary federal, state, and foreign income tax returns and properly paid all taxes shown as due thereon (or have obtained appropriate extensions). Neither the Holding Company nor the Insurance Company has any knowledge of any tax deficiency that has been asserted or threatened against it.

          (o)          Environmental Matters.

          (i)          To the best knowledge of the Holding Company and Insurance Company and except as to activities or conditions that could reasonably be expected not to have a material adverse effect on the business or prospects of the Holding Company and Insurance Company;

                    There has been no release, emission, discharge, or disposal of any hazardous wastes, petroleum products, polychlorinated biphenyls, chemicals, pollutants, contaminants, pesticides, radioactive substances, or toxic materials, or other materials or substances regulated under any federal or state environmental or public health laws or regulations, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act and any similar state law (collectively "Hazardous Substances") from, on, in or under any real property owned, leased, used, or otherwise occupied by the Holding Company, the Insurance Company or any Subsidiary or any of their predecessors, or affiliates, nor has any such property been used for the manufacture, handling, disposal, or storage of such substances, nor is any such property contaminated by any such substance; and

                    There is no action, suit, investigation, inquiry, or other proceeding, ruling, order, or citation (whether formal or informal) pending, or, to the knowledge of the Holding Company or Insurance Company, threatened, against the Holding Company or the Insurance Company or any of their predecessors or affiliates, as a result of any actual or alleged failure to comply with any requirement of any law (civil or common), ordinance, rule, regulation, guideline, or order that: (i) regulates air, water, soil, or solid waste management, including the containment, storage, handling, disposal, transportation, or management of a Hazardous Substance; (ii) regulates or prescribes requirements for air, water, or soil quality; (iii) is intended to protect public health or the environment; or (iv) establishes liability for the investigation, removal, or cleanup of contamination, injury, or damage caused by any Hazardous Substance.

          (p)          ERISA. To the best knowledge of the Holding Company and the Insurance Company they have not engaged in any transaction in connection with which it could be subject to either a civil penalty assessed pursuant to Section 502(i) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a tax imposed by Section 4975 of the Internal Revenue Code.

          (q)          Material Changes. Except as disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in liabilities or obligations, direct or contingent, operations, or prospects of the Holding Company or the Insurance Company. Neither the Holding Company nor the Insurance Company has entered into any transactions not in the ordinary course of their business that are material to it.

          (r)          Properties. The Holding Company and the Insurance Company have good and marketable title to all the properties and assets reflected as owned by them in the Prospectus and the financial statements therein, subject to no lien, mortgage, pledge, charge, or encumbrance of any kind or nature whatsoever, except as disclosed in the Prospectus. All properties held or used by them under leases, licenses, franchises, or other agreements are held by them under valid, binding, and enforceable leases, franchises, licenses, or other agreements with respect to which they are not in default, except for properties or defaults which neither singly nor in the aggregate are material to the business or prospects of the Holding Company or the Insurance Company.

          (s)          Affiliation with NASD Member Firm. No officer or director of the Holding Company or Insurance Company is associated or affiliated with any firm that is a member of the NASD.

          (t)          Unlawful Contributions. Neither the Holding Company nor the Insurance Company, nor, to the best of their knowledge, any director, officer, agent, employee or other person associated with them, acting on their behalves, has used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (u)          Related Party Transactions. No material transaction has occurred, and there is no agreement or understanding with respect to such a transaction, between or among the Holding Company or the Insurance Company, on the one hand, and any of their officers, directors, organizers, 5% shareholders, or any affiliate of any such officer, director, organizer, or shareholder, on the other hand, that is not described in the Prospectus.

          (v)          Intangibles. The Insurance Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus and the Insurance Company has not received any notice of infringement of, nor, to the best of its knowledge, has the Insurance Company infringed or is it infringing on, any Intangible of, any other person.

          3.          Sale of Shares.

          (a)          Appointment of Sales Agent and Sale Price. On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Holding Company hereby appoints you sales agent and grants you the exclusive right to offer and sell, as agent, the Shares, at a price of $10.00 per share during the period between the date hereof and the Final Sales Termination Date (as hereinafter defined), and you accept such appointment and agree to use your best efforts to find purchasers for the Shares as contemplated by this Agreement and the Prospectus at the price and on the terms stated herein and in the Prospectus. Your obligation to use best efforts shall be satisfied if you conduct such selling activities as are customarily performed by broker-dealers in offerings of similar size and nature including, without limitation, organizing one or more "road shows", inviting your brokers to road shows and distributing preliminary prospectuses to your brokers as appropriate. The Sales Agent is not obligated to buy any Shares as would be the case in a "firm commitment" offering. Further, you shall assist the Holding Company and Insurance Company in the conversion by providing advice to management and staff in connection with the securities sales aspects of the conversion, and managing the Surplus Note Exchange Offering, Subscription Offering and Community Offering.

          (b)          Final Sales Termination Date. Your agency hereunder is not terminable by the Holding Company until the Final Sales Termination Date. The "Final Sales Termination Date" shall be the later of the date the Maximum Offering is sold and _______________, 2004. If you and the Holding Company agree to terminate the Offering, or the Holding Company terminates your appointment as sales agent on account of a material breach of this Agreement by you, however, the Final Sales Termination Date shall be the date of that termination.

          (c)          Order Procedures. The procedures for the sale of Shares in the Surplus Note Exchange Offering shall be as provided in the Prospectus. Each investor desiring to purchase Shares in the Subscription Offering or Community Offering who is an eligible policyholder, an officer or director, or another person with subscription rights or who is given priority for purchases of Shares under the Prospectus shall be required to deliver to the Holding Company on or before the Closing a signed order form (in a form acceptable to you and the Holding Company). Order forms will only be distributed with a Prospectus. Other investors who shall be members of the general public purchasing in the Community Offering with customer accounts with the Sales Agent shall not be required to submit an order form. The Holding Company and the Sales Agent shall comply with the Prospectus delivery requirements under the Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Investors desiring to purchase Shares shall also be required to submit payment for each Share subscribed for at the time they submit an order form or at such other times as are described in the Prospectus. Photocopies of all order forms received by the Holding Company shall be provided to the Sales Agent within 2 business days of receipt of such order forms by the Holding Company. The Holding Company shall have the right to reject any order for Shares in whole or in part. The Sales Agent shall also have the right to reject or cancel any order for Shares in whole or in part if it is prohibited by applicable law, regulation, or NASD rule from making such sale.

          (d)          Escrow. All subscriptions and other payments for Shares in the Offering shall be submitted by prospective investors directly to the escrow account maintained with ____________________________________________ ("Escrow Agent"). If any subscription or other payments in connection with the Offering are received by either the Holding Company or Insurance Company, on the one hand, or the Sales Agent, on the other hand, each shall immediately transmit such payment to the Escrow Agent, and no later than one business day after receipt thereof.

          (e)          Closing. Provided the closing conditions set forth in this Agreement and the Prospectus have been met, a closing (the "Closing") shall be held at the Holding Company's offices on a date specified by the Holding Company upon at least three days advance written notice to the Sales Agent and Escrow Agent, or at such other time and place agreed to by the Holding Company and the Sales Agent (the "Closing Date").

          (f)          Permitted States. Shares shall only be offered and sold in Michigan, except as the parties may otherwise agree.

          (g)          Selling Group Members. You are authorized at your discretion to utilize other broker-dealers acceptable to you, including those broker-dealers recommended by the Holding Company (collectively, "Selling Group Members") who are members of the NASD to assist you in the sale of Shares upon such compensation terms and conditions as are agreed upon by you and such Selling Group Members (it being understood that any payments to such Selling Group Members shall be your responsibility out of fees payable to you) and to enter into agreements for the offer and sale of Shares adopting such provisions of this Agreement for the benefit of the Selling Group Members or you as you deem appropriate.

          4.          Covenants of Holding Company and Insurance Company.

                    The Holding Company and the Insurance Company, jointly and severally, covenant and agree that:

          (a)          Going Effective. They will use their best efforts to cause the Registration Statement to become effective as promptly as possible and notify you immediately, and confirm such notice in writing, (A) when the Registration Statement and any post-effective amendment thereto become effective, (B) of the receipt of any comments from the OFIS, Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (C) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. Further, they will use their best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

          (b)          Supplements and Amendments. During the time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, the Holding Company shall comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Holding Company or counsel for the Sales Agent, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Holding Company will promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Sales Agent) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

          (c)          Copies. They will deliver without charge to the Sales Agent, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, such number of copies of the Prospectus, the Registration Statement, and exhibits, amendments and supplements thereto, if any, as the Sales Agent may request for the purposes contemplated by this Agreement.

          (d)          Blue Sky. If required by applicable law, the Holding Company will endeavor in good faith, in cooperation with the Sales Agent, at or prior to the time the Registration Statement becomes effective, to qualify the common stock for offering and sale under the "blue sky" or securities laws of Michigan and such other jurisdictions as you and the Holding Company may agree. In each jurisdiction where such qualification shall be effected, the Holding Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          (e)          Approved Amendments. The Holding Company will file no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Sales Agent shall previously have been furnished with a copy thereof and not reasonably objected in writing to the filing thereof.

          (f)          Undertakings. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

          (g)          Selling Restrictions. If the shareholders, officers, or directors of the Holding Company are required by the "blue sky" or securities authority of any jurisdiction or by the NASD to escrow or agree to restrict the sale of any security of the Company owned by them for the Holding Company to qualify or register the Shares for sale under the "blue sky" or securities laws of any such jurisdiction or to permit the Sales Agent to make sales, the Holding Company will cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the NASD or securities administrator of such jurisdiction.

          (h)          Financial Statements. For a period of three years from the Effective Date, the Holding Company shall furnish its shareholders annual audited consolidated financial statements with respect to the Holding Company, including balance sheets and income statements.

          (i)          Exchange Act Filings. For a period of three years from the Effective Date, the Holding Company shall (A) timely file with the Commission, all reports and other documents required by the Exchange Act including, without limitation 10-Ks, 10-Qs and 8-Ks, and not seek suspension of the duty to file with the Commission such reports and (B) prepare and file a proxy statement and annual report conforming to the requirements of Commission Regulation 14A and distribute such proxy statement and annual report to record and beneficial owners in the manner required by such Regulation.

          (j)          Use of Proceeds. The Holding Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

          (k)          Due Diligence Requests. The Holding Company and Insurance Company agree that they will furnish or make available to you or your counsel any and all documentation reasonably requested in connection with your due diligence efforts.

          (l)          Opinion of Counsel. The Holding Company will cause its counsel, Siebers Mohney, PLC ("Issuer's Counsel"), to issue an opinion on the Effective Date and at the Closing in the form of Exhibit 1.

          (m)          Comfort Letter. The Holding Company will cause its independent certified public accountants, PricewaterhouseCoopers L.L.P. (the "Accountants") to issue a "comfort letter" in form and substance satisfactory to the Sales Agent. The Holding Company shall cause the Accountants to issue a comfort letter on each of the date of this Agreement, the Effective Date, and at the Closing.

          (n)          New Offerings. The Holding Company will not engage in any new offering of its capital stock within six (6) months of the Closing, without your written consent.

          (o)          Options. The Holding Company will not issue any options to purchase capital stock of the Holding Company for 90 days after the Closing, except as disclosed in the Prospectus.

          (p)          Earning Statement. The Holding Company will furnish its securities holders as soon as practicable (and no later than 16 months after the Effective Date) an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations) covering a period of at least 12 months beginning after the Effective Date, which shall satisfy the provisions of Section 11(a) of the Act and the Regulations thereunder.

          (q)          Restrictions on Resales for Employees and Directors. If the Offering is a "hot issue" within the meaning of Rule 2110-1 of the NASD's Conduct Rules, the Holding Company shall specifically direct the Sales Agent to make sales of Shares to any employees and directors of the Holding Company that it desires to buy Shares and cause such purchasers to agree not to sell, transfer, assign, pledge, or hypothecate for a period of three months following the Effective Date of the Offering of such Shares. This covenant is intended to permit the sales to comply with the issuer-directed securities exception under subsection (d) of Rule 2110 of the NASD Conduct Rules.

          5.          Covenants of the Sales Agent.

                    You covenant and agree that:

          (a)          Information. You will not give any information or make any representations in connection with the Offering of the Shares other than those contained in the Prospectus or other information provided by the Holding Company.

          (b)          Registered Broker. You will be registered and in good standing as a broker/dealer with the SEC, the NASD, and the State of Michigan.

          (c)          Comply with Legal Requirements. You will comply with all applicable requirements of the Act and Exchange Act, the rules and regulations issued under the Act and Exchange Act, any applicable state securities laws and the rules and regulations thereunder and the regulations of the NASD. You will also cause any of the Selling Group Members to agree to comply with all applicable requirements of the Act and Exchange Act, the rules and regulations issued under the Act and Exchange Act, any applicable state securities laws and the rules and regulations thereunder and the regulations of the NASD.

          (d)          Material Misrepresentations. You will not make any untrue statement of a material fact required to be stated, fail to state any material fact necessary to be stated, or fail to clarify any of your statements that are misleading in light of the circumstances under which you made them. This paragraph does not apply to statements or omissions made in reliance upon and in conformity with information in the Prospectus or furnished by the Holding Company or any affiliate, representative, or agent of the Holding Company.

          6.          Closing Conditions.

                    Your obligations hereunder and the Closing of the Offering shall be subject to the following terms and conditions:

          (a)          Representations and Warranties. On the date of this Agreement and at the Closing, the Holding Company's and the Insurance Company's representations and warranties shall be true in all material respects. For purposes of this section, representations and warranties made with respect to specified dates need only to have been true in all material respects as of such dates or events.

          (b)          Covenants. At the Closing, the Holding Company and Insurance Company shall have performed in all material respects all covenants and agreements required by them to be performed by such date.

          (c)          Opinion of Counsel. At the Closing, you shall have received the opinion of the Holding Company's Counsel, dated as of such date, in the form of Exhibit 1.

          (d)          Comfort Letter. At the Closing, you shall have received an updated comfort letter from the Accountants dated as of such date in the form described above.

          (e)          Minimum Offering. Order forms, subscriptions, and other commitments as described in the Prospectus shall have been received by the Holding Company for Shares in at least an amount equal to the Minimum Offering and collected funds from such prospective purchasers in at least the amount of the Minimum Offering shall have been received by the Escrow Agent and placed in the Escrow Account.

          (f)          Plan of Conversion. The Plan of Conversion shall have been approved by the OFIS.

          (g)          No Material Adverse Change. Since the dates as of which information is given in the Prospectus:

          (i)          there shall not have been any adverse change, actual or threatened, in the ability of the Holding Company or Insurance Company to conduct any of their current or proposed business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, management, financial position, or results of operations of the Holding Company or Insurance Company, whether or not arising from transactions in the ordinary course of business, where such adverse change is material to the business or prospects of the Holding Company or Insurance Company; and

          (ii)          neither the Holding Company nor Insurance Company (as opposed to their policy holders) shall have sustained any loss or interference from any strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree, where such loss or interference is material to any of them if, in your judgment, any such development referred to in clause (i) or (ii) constitutes a change which materially and adversely affects the business or prospects of any of them.

          (h)          NASD Approval. The NASD, upon a review of the terms of the Offering, shall not have objected to the Sales Agent's participation in the Offering and shall have issued its "no objections letter" to the Sales Agent.

          (i)          Force Majeure. There shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or in the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks or savings associations in the United States, (iii) any outbreak of hostilities, any escalation or other change in the status of current hostilities or any other national calamity or crisis that would, in the Sales Agent's judgment, make the Offering, sale, or delivery of the Shares impractical, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect, the extension of credit by banks or other lending institutions, or (v) a material change in United States or any other material currency exchange rates or a suspension of, or limitation on, the markets therefor.

          (j)          Closing Certificate. On the date of this Agreement and at the Closing, the Sales Agent shall have received a closing certificate dated as of such date in the form of Exhibit 2.

                    If any condition hereunder to be fulfilled prior to or at the Closing is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such condition which has not been fulfilled or extend the time for its fulfillment. You may immediately terminate this Agreement upon the occurrence of any event described in subsections 6(g) or 6(h). Any termination under this Section shall be without liability to you. Notice of termination under this Section shall be given to the Holding Company by facsimile transmission or telephone confirmed in writing.

          7.          Compensation and Expenses.

          (a)          Compensation. For your services in connection with the conversion and sale of Stock in the Offering, the Holding Company and Insurance Company shall pay you the following selling commissions:

          (i)          2% of the total purchase price of shares sold to: holders of surplus notes in exchange for such notes; eligible policy holders; directors and officers of the Insurance Company; principals of eligible policy holders that are entities; retirees of the Insurance Company; or the Insurance Company's insurance agents, agencies or owners of its insurance agencies. The compensation to be paid under this subsection shall be capped at $75,000.

          (ii)          6% of the total purchase price of shares sold in the Offering to persons other than those described in (i) above.

          (b)          Payment of Compensation. Your selling commissions will be paid at the Closing.

          (c)          Expenses. Subject to the limitations and terms below, the Insurance Company agrees to reimburse you for all of Sales Agent's reasonable out-of-pocket expenses incurred in connection with the conversion and offerings including, without limitation, copying charges, telephone charges, meals, database services, NASD or other filing fees, printing expenses, travel and lodging related expenses. If expenses, deposits, or filing fees are more than $1,000 (e.g., the NASD filing fee), the Insurance Company shall advance such amounts upon request by you. Reimbursement of your out-of-pocket expenses under this Section shall be limited to $15,000, unless consented to in writing by the Holding Company. Postage and printing expenses and the NASD filing fee shall be paid directly by the Holding Company or Insurance Company or, if paid by you, shall be reimbursed to you and not included within the $15,000 limitation. In addition, the Insurance Company agrees to pay directly legal fees and expenses generated by your counsel, Warner Norcross & Judd LLP, in connection with such firm's services. Payment of Warner Norcross & Judd LLP's fees (exclusive of expenses and disbursements) shall be capped at $50,000 to the extent such services represent legal services customarily provided by underwriter's counsel in offerings of similar size and nature. Any other services requested by the Holding Company or the Insurance Company or their counsel of Warner Norcross & Judd LLP and consented to by the Sales Agent including, for example, blue sky work, advising and assisting the Insurance Company and its counsel on corporate, strategic and regulatory matters and other specialized legal matters, investigations involving unusual or special matters discovered in the course of due diligence, and other services not customarily performed by underwriter's counsel in offerings of similar size and nature, shall not be subject to such cap. All requests for reimbursement of out-of-pocket expenses and direct payment of legal fees and expenses may be submitted monthly to the Insurance Company, together with appropriate supporting documentation, including detailed information of the services performed or expenses incurred, and in the case of legal fees the name of the billing attorney, date, and time charged in tenths of an hour. Reimbursement or payment shall be made by the Insurance Company within 30 days after receipt of such request.

                    The out-of-pocket reimbursement of expenses and direct payment of legal fees and expenses shall be paid regardless of whether the conversion and offerings are completed or not, unless the offerings are not completed because of the refusal by you (except for bona fide reasons) to perform.

                    The Insurance Company shall pay its own costs and expenses incurred in connection with the conversion and offerings including, without limitation, the legal fees and expenses of its counsel and all costs incidental to management's participation in any road shows including the food, beverage and room rental costs of such road shows; the fees and expenses of its accountants (including costs for comfort letters); all costs and expenses related to the preparation, printing and delivery of the prospectus and subscription documents; all costs for appropriate newspaper advertisements in Grand Rapids, Muskegon and Fremont announcing the stock offering; the issuance of Shares and the delivery of certificates for the Shares; state and NASD filing fees; and transfer taxes, if any, with respect to the sale and delivery of the Shares.

                    The Insurance Company has paid you $10,000 as an advance against expenses for which you are entitled to reimbursement. The advance shall be against out-of-pocket accountable expenses, subject to reimbursement, which advance shall be reimbursed to the Insurance Company to the extent such expenses are not actually incurred.

          8.          Indemnification.

          (a)          By the Holding Company. Subject to the conditions set forth below, the Holding Company and Insurance Company, jointly and severally, hereby indemnify and hold harmless (1) you and each person, if any, who controls you within the meaning of Section 15 of the Act, or is an employee, agent, or attorney of the foregoing and (2) any Selling Group Members:

          (i)          against any and all loss, liability, claim, damage, and reasonable expense, whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation or investigation, commenced or threatened, or any claim whatsoever) arising out of or based upon (A) any action or omission of the Holding Company, Insurance Company, or their agents or representatives relating to the Offering; (B) any untrue or alleged untrue statement of material fact contained in the Prospectus (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Holding Company with respect to you, by you or your agents, expressly for use in the Prospectus or any amendment or supplement thereof; or (C) any material misrepresentation or material breach of warranty or covenant by the Holding Company or Insurance Company set forth in this Agreement or any failure or alleged failure by the Holding Company or Insurance Company to comply with the material provisions of this Agreement or applicable laws, rules, and regulations; and

          (ii)          against any and all loss, liability, claim, damage, and reasonable expense whatsoever to the extent of the aggregate amount paid by or on behalf of an indemnified party in settlement of any litigation or other proceeding, commenced or threatened, or of any claim whatsoever, based upon any such actual or alleged untrue statement, omission, or misrepresentation or breach or failure (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any such litigation or claim) if such settlement is effected with the written consent of the Holding Company.

If any action is brought against you or against any such controlling persons, employees, agents, or attorneys in respect of which indemnity may be sought against the Holding Company pursuant to the foregoing paragraphs, the indemnified party shall notify the Holding Company of such action in writing within 10 days of the institution of such action and the Holding Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of expenses. Such indemnified party shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at such party's own expense, unless: (i) the employment of such counsel shall have been authorized in writing by the Holding Company in connection with the defense of such action; or (ii) the Holding Company shall not have employed counsel to have charge of the defense of such action; or (iii) the indemnified party's or parties' counsel, in a written opinion addressed to the Holding Company, shall have reasonably concluded, that there are defenses available to you which are different from or additional to those available to the Holding Company (in which case the Holding Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Holding Company. Anything in this paragraph to the contrary notwithstanding, the Holding Company shall not be liable for any settlement of any such claim or action effected without its written consent. The indemnity agreement of the Holding Company and Insurance Company contained in this Paragraph 8 and its representations and warranties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of you or any controlling person, and shall survive any termination of this Agreement and the sale and delivery of the Shares. The Holding Company and Insurance Company agree to promptly notify you of the commencement of any investigation, litigation or proceedings against the Holding Company or Insurance Company in connection with the sale of the Shares.

          (b)          By the Sales Agent. Subject to the conditions set forth below, you will indemnify and hold harmless the Holding Company, the Insurance Company and each person, if any, who controls the Holding Company or the Insurance Company within the meaning of Section 15 of the Act, or is an employee, agent or attorney of the Holding Company or the Insurance Company:

          (i)          against any and all loss, liability, claim, damage, and reasonable expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation or investigation, commenced or threatened, or any claim whatsoever) arising out of or based upon (A) any untrue or alleged untrue statement of material fact contained in the Prospectus (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Holding Company or the Insurance Company with respect to you, by you, or your agents, expressly for use in the Prospectus or any amendment or supplement thereof; or (B) any material misrepresentation or material breach of warranty or covenant by you set forth in this Agreement, or any failure or alleged failure by you to comply with the material provisions of this Agreement or applicable laws, rules, and regulations; and

          (ii)          against any and all loss, liability, claim, damage, and reasonable expense whatsoever to the extent of the aggregate amount paid by or on behalf of an indemnified party in settlement of any litigation or other proceeding, commenced or threatened, or of any claim whatsoever, based upon any such actual or alleged untrue statement or omission or misrepresentation or breach or failure (including but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any such litigation or claim) if such settlement is effected with your written consent.

If any action is brought against the Holding Company, the Insurance Company or any such controlling persons, employees, agents, or attorneys in respect of which indemnity may be sought against you pursuant to the foregoing paragraphs, the indemnified party shall notify you of such action in writing within 10 days of the institution of such action and you shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Holding Company, the Insurance Company or such other indemnified party and payment of expenses. The Holding Company, the Insurance Company or such other indemnified party shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at their own expense, unless: (i) the employment of such counsel shall have been authorized in writing by you in connection with the defense of such action; (ii) you shall not have employed counsel to have charge of the defense of such action; or (iii) the indemnified party's or parties' counsel, in a written opinion addressed to you, shall have reasonably concluded that there are defenses available to them which are different from or additional to those available to you (in which case you shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by you. Anything in this paragraph to the contrary notwithstanding, you shall not be liable for any settlement of any such claim or action effected without your written consent. Your indemnity agreement contained in this Paragraph 8 and your representations and warranties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Holding Company, the Insurance Company and shall survive any termination of the Agreement and the sale and delivery of the Shares. You agree to promptly notify the Holding Company of the commencement of any investigation, litigation or proceedings against you in connection with the sale of the Shares.

          (c)          Indemnity Not Exclusive. The foregoing indemnity shall be in addition to any other rights any party may have against another, and shall not be exclusive.

          (d)          Contribution. If the indemnification provided for is unavailable to an indemnified party under subparagraphs (a) or (b) hereof in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities in such proportion as is appropriate to reflect the relative fault of and/or benefit to the Holding Company and Insurance Company, on the one hand, and you, on the other hand, in conjunction with the statement or omissions which resulted in such losses, claims, damages, liabilities, or benefits, as well as any other relevant equitable considerations. The relative benefits to, as well as fault of the Holding Company and Insurance Company, on the one hand, and you, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Holding Company and Insurance Company or you and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. In no event shall the Sales Agent be liable or responsible for contribution under this Section 8(d) for any amount in excess of the commission fees received by the Sales Agent under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person, if any, who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution for any settlement of any action or claim effected without its written consent.

          9.          Duration of Appointment.

                    Subject to the completion of the Offering by the sale of the Maximum Offering and the Holding Company's right to terminate this Agreement on account of a material breach of this Agreement by you, your appointment of Sales Agent hereunder shall terminate on the Final Sales Termination Date, except that you will receive fees and expenses to the same extent as provided in Section 7 from all sales of Shares after your appointment terminates to persons from whom you or the Holding Company received orders through the termination of your appointment. For these purposes, the term "persons" shall include the subscriber, all persons residing in the same household as the subscriber and all corporations, partnerships, limited liability companies, trusts, and other entities in whom such person has a material legal or beneficial interest.

          10.          Notices.

          (a)          All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you, shall be mailed, delivered, or telecopied and confirmed to E. Donald Wierenga at Centennial Securities Company, Inc., 3075 Charlevoix Drive S.E., P. O. Box 6217, Grand Rapids, Michigan 49516-6217 (with a copy to Gordon R. Lewis, Warner Norcross & Judd LLP, 111 Lyon Street N.W., Ste. 900, Grand Rapids, Michigan 49503, fax: (616) 752-2500); if sent to the Holding Company or the Insurance Company, shall be mailed, delivered, or telecopied and confirmed to Richard E. Dunning, Fremont Mutual Insurance Company, 933 East Main Street, Fremont, Michigan 49412, fax: (231) 924-0880 (with a copy to Paul Yared,

Siebers Mohney, PLC at 125 Ottawa Avenue N.W., Suite 400, Grand Rapids, Michigan 49503, fax: (616) 451-2996. Any party entitled to notice may change the address or person to whom notice is to be sent by giving written notice as provided herein.

          (b)          Notice shall be deemed to be given when it is mailed, telecopied, or telegraphed as provided in subparagraph (a) above.

          11.          Parties.

                    This Agreement shall inure solely to the benefit of, and shall be binding upon you, the Holding Company, the Insurance Company, their respective employees, agents, attorneys and the controlling persons, referred to in Paragraph 8 hereof, and their respective successors, legal representatives, employees, agents, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          12.          Construction.

                    This Agreement shall be construed and governed under the internal laws of the State of Michigan.

          13.          Severability.

                    In the event that any provision of this Agreement shall be held invalid or unenforceable by any court, no other provision shall be invalidated or rendered unenforceable by such holding.

          14.          Entire Agreement.

                    This Agreement and the Confidentiality Agreement made on or about November 26, 2003 evidence the entire agreement between you the Insurance Company and the Holding Company. All prior negotiations and agreements, including the Letter of Intent dated December 9, 2003 among the parties, are merged in, and superseded by, this Agreement and there are no other agreements, representations, and warranties with respect to the transactions contemplated herein other than those set forth therein.

          15.          Representations and Indemnities to Survive Delivery.

                    The respective indemnities, agreements, representations, warranties, and other statements of the Holding Company, the Insurance Company and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any party, and will survive sale and delivery of and payment for the Shares to be sold hereunder.

          16.          Captions.

                    Captions in this Agreement are for convenience only, form no part of this Agreement and shall not in any manner modify or otherwise affect the interpretation of this Agreement.

          17.          Counterparts.

                    This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

          18.          Press Releases; Tombstone.

                    The Holding Company and you shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to the Offering. Except as required by applicable law or regulations, neither you nor the Holding Company shall issue any such press release during the term of this Agreement without the other party's prior consent, which shall not be unreasonably withheld. The Holding Company agrees that you shall have the right subsequent to the closing of any offering to place tombstone advertisements at your own cost in financial and other newspapers and journals describing your services hereunder.

                    If the foregoing expresses your understanding of the agreement between us, please sign and return a copy of this document to the undersigned, and the same will constitute an agreement between us.

FREMONT MUTUAL INSURANCE COMPANY

By
Richard E. Dunning
Its	President and Chief Executive Officer

FREMONT MICHIGAN INSURACORP, INC

By
Richard E. Dunning
Its	President and Chief Executive Officer

ACCEPTED AS OF _______________, 2004

CENTENNIAL SECURITIES COMPANY, INC.

By

Its

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

1	Form of Opinion of Siebers Mohney PLC

2	Form of Company's Certificate

EXHIBIT 1

[Note: The following opinion will be rendered on the Effective Date and at each Closing of the offering in substantially the same form as appears below, assuming there are no changes in the facts or the law upon which this opinion is based.]

[Date]

Centennial Securities Company, Inc.
3075 Charlevoix Drive SE
Grand Rapids, Michigan 49516

Re:	Opinion Pursuant to Sales Agent Agreement

Gentlemen:

                    We have acted as counsel to Fremont Michigan InsuraCorp, Inc., a Michigan corporation ("Issuer"), in connection with the preparation of a Registration Statement and Prospectus dated __________________________ and _____________________ (collectively, the "Prospectus"), describing the offering (the "Offering") by Issuer of up to 862,500 shares of its common stock (the "Shares"). Centennial Securities Company, Inc. (the "Sales Agent") has assisted the Issuer in the sale of the Shares pursuant to the terms of a Sales Agent Agreement, dated _________________ (the "Agreement"), by and between Issuer and the Sales Agent which was also joined in by Fremont Mutual Insurance Company. This opinion is being given pursuant to Paragraph 4(l) of the Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

                    In connection herewith, we have examined originals or conformed copies of the following documents: the Agreement, the Registration Statement, the Prospectus, the Plan of Conversion, and order forms completed by subscribers for the Shares, and such other documents and records of the Issuer and Insurance Company as we have deemed necessary or desirable in connection with rendering our opinions set forth below.

                    Our opinions are subject in all respects to the following assumptions, exceptions and qualifications, without which we would not render the opinions contained in this letter:

          A.          The following opinions are given as of the date hereof, are limited to the effect of the presently existing laws of the State of Michigan and the Federal laws of the United States, and are based upon the law (as such law is presently interpreted by regulations or published opinions) and the state of facts which exists as of the date hereof. Any change in law may be applied retroactively, and we express no opinion with respect to the possible effect of such retroactive application. We assume no responsibility to advise you of any subsequent changes in the law or state of facts, nor do we assume any responsibility to update this opinion with respect to any matters set forth herein. In rendering this opinion, we have relied upon the representations and warranties set forth in the Agreement, certificates of officers of the Issuer and statements of public officials.

          B.          We have made no inquiry or investigation whatsoever concerning the status, power and authority of the Sales Agent. We have assumed (i) that the Sales Agent is duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) that the Sales Agent has the requisite power and authority to enter into the Agreement and to perform all of its obligations thereunder, and (iii) that the Sales Agent has duly authorized, executed and delivered such agreements and instruments that have been, or that may be, delivered by the Sales Agent in connection with the Offering or pursuant to the Agreement.

          C.          We express no opinion with respect to the effect of any, and we assume compliance by the Sales Agent with all, laws and regulations applicable to the Sales Agent because of the nature of the business of the Sales Agent.

          D.          We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photographic copies. We have also assumed the genuineness of all signatures (other than those on behalf of the Issuer and Insurance Company) on the Agreement and related documents.

          E.          Enforcement of the Agreement is subject to, and may be limited or prohibited by, (i) the application of general principles of equity, the limits of specific performance and injunctive relief, and the exercise of judicial discretion, (ii) all applicable bankruptcy, reorganization, insolvency, arrangement, fraudulent conveyance, moratorium and other similar laws related to or affecting the enforcement of creditors' rights generally from time to time in effect, and (iii) public policy considerations insofar as provisions of the Agreement provide for indemnification or reimbursement with respect to securities laws violations.

          F.          This opinion letter is limited to the matters expressly set forth herein, and, notwithstanding the foregoing assumptions, exceptions and qualifications, no opinion is to be implied or may be inferred beyond the matters expressly so stated, and this opinion letter may not be relied upon by you for any purpose other than the Offering.

          G.           As used herein, the phrases "to our knowledge" and "known to us" and any variations thereof mean to the conscious knowledge of the attorneys employed by Siebers Mohney, PLC who performed legal services for the Issuer or Insurance Company and shall specifically exclude constructive knowledge.

                    Based upon and subject to the foregoing, it is our opinion that:

          1.          Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus. The Insurance Company has been duly organized and is validly existing as a mutual insurance company in good standing under the laws of the state of Michigan, with power and authority to own, lease, and operate its properties and conduct its business as described in the Prospectus. To our knowledge, neither Issuer nor the Insurance Company is required to be qualified as a foreign corporation to transact business in any jurisdiction, whether by reason of ownership or leasing of property or the conduct of business.

          2.          To our knowledge, neither the Issuer nor the Insurance Company have any directly or indirectly held subsidiary, except that upon the Conversion, the Issuer will be the registered holder of all of the outstanding capital stock of the Insurance Company, and all such shares of stock so held will be duly authorized and validly issued, fully paid and nonassessable and will be owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever.

          3.          The Registration Statement, the Prospectus and the Plan of Conversion (other than financial statements as to which we express no opinion) comply as to form with the requirements of the Act and the Insurance Code in all material respects and the Registration Statement is effective under the Act and, to our knowledge, no proceedings for a stop order or other orders suspending or preventing the use of the Prospectus or requesting modifications to the Plan of Conversion are pending or threatened under the Act or the Insurance Code. [Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b)].

          4.          At Effective Date [/the time of Closing], Issuer has authorized capital stock as set forth in the Prospectus. Prior thereto, 10 shares of common stock of Issuer were issued and outstanding. The Shares have been duly authorized for issuance and, when issued and delivered by Issuer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid, and nonassessable. The Shares conform to the description thereof contained in the Prospectus. Other than the subscription rights granted through the Offering, we are not aware of any subscriptions, warrants, options, or other rights to acquire shares of, or any securities exchangeable for or convertible into shares of, any capital stock of Issuer, except as described in the Prospectus.

          5.          The Conversion, Offering and the Agreement and the performance of Issuer's and the Insurance Company's obligations thereunder have been duly authorized by all necessary action and the Agreement has been duly executed and delivered by and on behalf of Issuer and the Insurance Company, and is a legal, valid and binding agreement of them enforceable against them in accordance with its terms, except to the extent that rights to indemnity or contribution may be limited by applicable law as against public policy and enforceability of the Agreement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6.          No consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental body is required for the Conversion, Offering or the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement or described in the Prospectus, except such consents, approvals, authorizations, or orders as have been obtained.

          7.          The Conversion, Offering, and the execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement or described in the Prospectus, do not conflict with or constitute a breach of (i) the Articles of Incorporation or Bylaws of Issuer or the Insurance Company; or (ii) any law, regulation, or, to our knowledge, administrative or court decree; except for such breaches or violations that, alone or in the aggregate, are not material to the business or prospects of Issuer or the Insurance Company.

          8.          The Issuer and the Insurance Company have corporate power and authority and all material authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies necessary to own or lease their respective properties and conduct their respective businesses as described in the Prospectus.

          9.          Certificates evidencing the Shares are in the form approved by the board of directors of the Issuer, comply with the Articles of Incorporation and Bylaws of the Issuer, and comply as to form with applicable legal requirements.

          10.          To our knowledge, there are (i) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (ii) no legal or governmental proceedings pending or threatened against the Issuer or the Insurance Company, except as described in the Prospectus, and (iii) no statutes or regulations applicable to the Issuer or the Insurance Company, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations which are required to be obtained or maintained by the Issuer or the Insurance Company and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein.

          11.          The statements in the Registration Statement and Prospectus, in so far as they are descriptions of corporate documents, contracts, benefit plans, agreements or other documents specifically identified in the Registration Statement or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects.

                    In addition, we have participated in conferences with officers of Issuer and Insurance Company and representatives of the Sales Agent at which the contents of the Prospectus and related matters were discussed. We advise you that nothing has come to our attention which leads us to believe that the information set forth in the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Our statement in the foregoing sentence, does not include any advice concerning the historical financial statements or financial data included in the Prospectus.

Yours very truly, _______________________

EXHIBIT 2

[Closing Date]

Centennial Securities Company, Inc.
3075 Charlevoix Drive SE
Grand Rapids, Michigan 49516

Re:	Fremont Michigan InsuraCorp, Inc.; Offering of Stock

Gentlemen:

                    By authorized signature below, the undersigned hereby certify to you that as of the date of this certificate:

          1.          Representations and warranties of the undersigned contained in the Sales Agent Agreement among Fremont Michigan InsuraCorp, Inc., Fremont Mutual Insurance Company, and you dated _________________ (the "Sales Agent Agreement"), are true and correct in all material respects; and

          2.          The undersigned has fulfilled all covenants and agreements set forth in the Sales Agent Agreement. All conditions to the Closing set forth in the Sales Agent Agreement to be fulfilled or performed at or prior to the date of this Certificate have been fulfilled or performed.

Very truly yours,

FREMONT MICHIGAN INSURACORP, INC.

By
Its

FREMONT MUTUAL INSURANCE COMPANY

By
Its